UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2024

Australian Oilseeds Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41986	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra, Australia 2590

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +02 6942 4347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value per share	COOT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	COOT	The Nasdaq Stock Market LLC

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported on Form 6-K, filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2024, on May 6, 2024, Australian Oilseeds Holdings Limited (the “Company”) dismissed BF Borgers CPA PC (“BF Borgers”), as its independent registered public accounting firm following the entry of a cease-and-desist order by the SEC against BF Borgers. Also as previously reported on Form 6-K filed with the SEC on July 26, 2024, on July 23, 2024, the Company appointed BDO Audit Pty Ltd. (“BDO”) as its successor auditor and commenced the re-audit of the Company’s consolidated financial statements for the years ended June 30, 2023 and 2022, which had previously been audited by BF Borgers.

As a result of the re-audit and based on discussions between the audit committee of the board of directors of the Company (the “Audit Committee”) and BDO, the Company concluded that the Company’s previously issued financial statements for the years ended June 30, 2023 and 2022 contained in the Form F-4 of the Company can no longer be relied upon. The restatement of the consolidated financial statements for the annual periods referred to above will result in a material decrease of AUD$372,670 in equity in 2022 and a material decrease of AUD$328,826 in equity in 2023.

The Audit Committee of the Company and its management concluded that the Company’s previously issued financial statements for the years ended June 30, 2023 and 2022 should be restated to correct the aforementioned financial statements. Related press releases, investor presentations or other communications describing the Company’s financial statements for these periods should no longer be relied upon to that extent.

The estimated accounting errors currently include non-cash items that (i) correct historical accounting for AUD$294,733 of understatement in cost of sales for 2022 and AUD$172,169 of overstatement in cost of goods sold for 2023; (ii) correct the historical accounting of AUD$33,666 of understatement for certain operating expenditures due to IFRS16 Leases for the year ended June 30, 2023, (ii) correct historical accounting for AUD$77,938 and AUD$64,688 understatement in bad debt provision for the years ended June 30, 2022 and 2023; (iv) AUD$29,971 of understatement for 2023 for certain operating expenditures. (v) reclassification adjustments in sales, cost of goods sold, general and administration expenses, occupancy costs, employee benefits expense and depreciation for the year ended June 30, 2023 to conform the presentation for the year ended June 30, 2024, it was attributable to nil impact on net profit after tax for the year ended June 30, 2023.

The estimated aggregate impact of these errors on our consolidated statements of operations as of June 30 for the years ended 2023 and 2022 is an increase of AUD$43,844 in net profit after tax and a decrease of AUD372,671 in net profit after tax respectively.

The estimated aggregate impact of these errors on the Company’s consolidated balance sheets as of June 30 for the years ended 2023 and 2022 are (i) increased assets of AUD$806,310 and decreases assets of AUD$372,671, respectively; (ii) materially increased liabilities of AUD$1,135,136 and nil impact, respectively. These estimated restatements are subject to our continuing review which may result in changes to the amounts disclosed herein.

The Company anticipates filing its Form 10-K for period ended June 30, 2024 reflecting the correction to the historical information for the years ended June 30, 2023 and 2022 in the coming week.

The accounting errors had no impact on our cash balances as a result of these anticipated restatements.

The Company’s management and the Audit Committee have discussed the matters described herein with BDO.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Australian Oilseeds Holdings Limited

Date: December 3, 2024	By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chief Executive Officer

3